Significant Subsidiaries of Citigroup	Exhibit 21.01

In accordance with SEC rules, the following is a list of Citigroup’s subsidiaries as of December 31, 2015, other than those subsidiaries, considered in the aggregate as a single subsidiary, that would not constitute a “significant subsidiary” as of year-end 2015.

       This list of subsidiaries will change from year-to-year as a result of changes in Citigroup’s and its subsidiaries’ results of operations and financial condition, legal entity consolidations and any sales and other dispositions of Citigroup’s subsidiaries. Accordingly, this list is not representative of the total number of subsidiaries that Citigroup may have at any given time.

The indentations below reflect the principal parenting of each subsidiary.

Name	State or Jurisdiction of Formation
Citi GSCP Inc.	Delaware
Citigroup Niagara Holdings LLC	Delaware
Citi Niagara LLC	Delaware
TRV Holdings LLC	Delaware
TRV Investments LLC	Delaware
COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico
Citigroup Capital Partners Mexico, S. de R.L. de C.V.	Mexico
NAMGK Mexico Holding, S. de R.L. de C.V.	Mexico
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Banamex, S.A. de C.V.	Mexico
Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo Financiero Banamex	Mexico
Impulsora de Fondos Banamex, S.A. de C.V., Sociedad Operadora de Sociedades de Inversion	Mexico
Afore Banamex, S.A. de C.V.	Mexico
Banco Nacional de Mexico, S.A.	Mexico
Tarjetas Banamex, S.A. de C.V., SOFOM, E.R.	Mexico
Pensiones Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Seguros Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Citicorp	Delaware
Citibank, N.A.	United States
CAFCO, LLC	Delaware
CFNA Receivables (DE), Inc.	Delaware
Charta, LLC	Delaware
CIESCO, LLC	Delaware
Citibank (China) Co., Ltd.	China
Citibank del Peru S.A.	Peru
Citibank Overseas Investment Corporation	United States
Banco Citibank S.A.	Brazil
Citibank Corretora de Seguros Ltda.	Brazil

Citibank-Distribuidora de Titulos e Valores Mobiliarios S.A.	Brazil
Bank Handlowy w Warszawie S.A.	Poland
Citi Investments Bahamas Ltd.	Bahamas
Citi Overseas Holdings Bahamas Limited	Bahamas
Citibank Holdings Ireland Limited	Ireland
Citibank Europe plc	Ireland
Citibank International Limited	England
Citi Overseas Investments Bahamas Inc.	Bahamas
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG	Germany
Citigroup International Luxembourg Limited	England
Citigroup Participation Luxembourg Limited	England
Citibank Colombia S.A.	Colombia
Cititrust Colombia S.A. Sociedad Fiduciaria	Colombia
Citibank Espana S.A.	Spain
Citibank Investments Limited	England
CitiFinancial Holdings Limited	England
Citibank Japan Ltd.	Japan
Citibank Korea Inc.	Korea, Republic of
Citibank Nigeria Limited	Nigeria
Citibank Taiwan Ltd.	Taiwan
Citicorp Services India Private Limited	India
Citigroup Asia Pacific Holding LLC	Delaware
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank (Hong Kong) Limited	Hong Kong
Citibank Berhad	Malaysia
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore
Citigroup Pty Limited	Australia
Citigroup Chile S.A.	Chile
Citigroup Netherlands B.V.	Netherlands
AO Citibank	Russian Federation
Citibank Anonim Sirketi	Turkey
Inversiones Financieras Citibank, S.A.	El Salvador
Public Joint Stock Company "Citibank"	Ukraine
Yonder Investment Corporation	Delaware
Associates Financial Services (Mauritius) LLC	Mauritius
Citicorp Finance (India) Limited	India
Latin American Investment Bank Bahamas Limited	Bahamas
Citicorp Credit Services, Inc. (USA)	Delaware
Citicorp Railmark, Inc.	Delaware
Citicorp USA, Inc.	Delaware

Citi Retail Services LLC	Delaware
CitiMortgage, Inc.	New York
CRC Funding, LLC	Delaware
Ecount, Inc.	Delaware
Perennially Green, Inc.	New York
Citicorp Banking Corporation	Delaware
Associates First Capital Corporation	Delaware
CitiFinancial Credit Company	Delaware
CitiFinancial Servicing LLC	Delaware
Citigroup Finance Canada Inc.	Canada
CitiFinancial Canada, Inc.	Canada
Citicorp Funding, Inc.	Delaware
Citicorp International Finance Corporation	Delaware
Citigroup Venture Capital International Delaware Corporation	Delaware
Citigroup Global Markets Realty Corp.	New York
Citigroup Insurance Holding Corporation	Georgia
Financial Reassurance Company 2010, Ltd.	Vermont
Prime Reinsurance Company, Inc.	Vermont
Citigroup Technology, Inc.	Delaware
Citigroup BUSA Holdings Inc.	Delaware
Holding BUSA II, S. de R.L. de C.V.	Mexico
Holding BUSA, S. de R.L. de C.V.	Mexico
Citigroup Global Markets Holdings Inc.	New York
Citigroup Financial Products Inc.	Delaware
CIGPF I Corp.	New York
Citicorp Securities Services, Inc.	Delaware
Citigroup Energy Inc.	Delaware
Citigroup Global Markets (International) Finance AG	Switzerland
Citigroup Global Markets Overseas Finance Limited	Cayman Islands
Citigroup Global Markets Hong Kong Holdings Limited	Hong Kong
Citigroup Global Markets Europe Limited	England
Citigroup Global Markets Limited	England
Citigroup Global Markets Holdings Bahamas Limited	Bahamas
Citigroup Global Markets Hong Kong Limited	Hong Kong
Citigroup Global Markets Inc.	New York
Citigroup Global Markets Korea Securities Limited	Korea, Republic of
Citigroup Global Markets Switzerland Holding GmbH	Switzerland
Citigroup Global Markets Europe Finance Limited	England
Citigroup Global Markets Singapore Holdings Pte. Ltd.	Singapore
Citigroup Global Markets Singapore Pte. Ltd.	Singapore
Seven World Holdings LLC	Delaware
Citigroup Global Markets India Private Limited	India
Citigroup Investments Inc.	Delaware

Citigroup Japan Holdings Corp.	Japan
Citigroup Global Markets Japan Inc.	Japan